                                                                    EXHIBIT 15.5

TRUST BUSINESS ACT

                       1961-12-31             Act No. 945
Amended By             1968-12-31             Act No. 2064
                       1998-1-13              Act No. 5502
                       1999-1-29              Act No. 5700
                       1999-5-24              Act No. 5982
                       2000-1-21              Act No. 6180
                       2005-1-17              Act No. 7337

CHAPTER I GENERAL PROVISIONS

ARTICLE 1 (PURPOSE)

      The purpose of this Act is to serve to develop the national economy through the sound management of trust companies and the protection of beneficiaries.

      [This Article Wholly Amended by Act No. 6180, Jan. 21, 2000]

ARTICLE 1-2 (DEFINITION)

      The term "trust business" in this Act means performing the business of trust in accordance with the provisions of Article 1 (2) of the Trust Act.

      [This Article Newly Inserted by Act No. 6180, Jan. 21, 2000]

ARTICLE 2 (OPERATION OF TRUST COMPANY)

      The companies that are engaged in the trust business (hereinafter referred to as the "trust company") in Korea shall be operated in accordance with this Act and orders issued thereunder. <Amended by Act No. 2064, Dec. 31, 1968; Act No. 5502, Jan. 13, 1998>

ARTICLE 3 (BUSINESS AUTHORIZATION)

      (1) The trust business shall not be conducted without obtaining authorization from the Financial Supervisory Commission. <Amended by Act No. 5502, Jan. 13, 1998; Act No. 5700, Jan. 29, 1999; Act No. 5982, May
      24, 1999>

      (2) A person who intends to receive authorization under paragraph (1) shall secure the capital according to the classification falling under any of the following subparagraphs: <Newly Inserted by Act No. 5700, Jan. 29, 1999> <Amended by Act No. 7337, Jan. 17, 2005>

      1. 25 billion won or more in case of accepting trust of money or accepting comprehensive property trust, including money (referring to the trust specified in Article 10 (2); hereinafter the same shall apply); and

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      2. 10 billion won or more in case of accepting trust of properties other than money or accepting comprehensive property trust, excluding money.

      (3) Any person who intends to obtain authorization under paragraph (1) shall file an application with the Financial Supervisory Commission under the conditions as prescribed by the Presidential Decree. <Amended by Act No. 6180, Jan. 21, 2000>

      (4) The Financial Supervisory Commission may attach conditions to the authorization under paragraph (1). <Newly Inserted Act No. 6180, Jan. 21, 2000>

ARTICLE 3-2 (PUBLIC ANNOUNCEMENT OF AUTHORIZATION, ETC.)

      The Financial Supervisory Commission shall, when it grants authorization under the provisions of Article 3 (1) or 29-4 (1), or revokes authorization under the provisions of Article 29-2 or 29-6 (1), announce publicly without delay its content in the Official Gazette, and make it known to the public by making use of computer communications, etc.

      [This Article Newly Inserted by Act No. 6180, Jan. 21, 2000]

ARTICLE 3-3 (REQUIREMENTS FOR AUTHORIZATION)

      (1) Any person who intends to obtain authorization under the provisions of
      Article 3 (1) shall meet the requirements falling under each of the following subparagraphs:

      1. He shall be able to protect beneficiaries, and is equipped with manpower and physical facilities such as computer equipments, that are enough to perform the intended trust business;

      2. His business plan shall be proper and sound;

      3. Plans for a separate management between the trust division and the inherent division and for a separate management among the trust commodities shall be appropriate; and

      4. Major investors as prescribed by the Presidential Decree shall possess the ample ability to make investments, the sound financial standings, and the social credits.

      (2) Any person who intends to engage in the trust business under the provisions of Article 10 (4) shall, in addition to meeting the requirements falling under paragraph (1), satisfy the appropriate requirements to engage in such business such as financial status, business condition, and management and operation systems for trust properties.
      <Newly Inserted by Act No. 7337, Jan. 17, 2005>

      (3) Necessary matters concerning detailed requirements for authorization under paragraph (1) and (2) shall be prescribed by the Presidential Decree.

      [This Article Newly Inserted by Act No. 6180, Jan. 21, 2000]
      <Amended by Act No. 7337, Jan. 17, 2005>

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ARTICLE 4

      Deleted. <by Act No. 5700, Jan. 29, 1999>

ARTICLE 5

      Deleted. <by Act No. 2064, Dec. 31, 1968>

ARTICLE 6 (INVALIDATION OF AUTHORIZATION)

      (1) Where a trust company fails to commence its business within six months from the date of authorization granted under Article 3, the authorization thereof shall become invalidated.

      (2) The Financial Supervisory Commission may, in case where deemed that there exist justifiable reasons, extend, upon application, the period under paragraph (1). <Amended by Act No. 5502, Jan. 13, 1998; Act No. 5700, Jan. 29, 1999; Act No. 5982, May 24, 1999>

ARTICLE 7 (CORPORATE NAME)

      (1) A trust company shall use the letter of "trust" in its corporate name.
      <Amended by Act No. 2064, Dec. 31, 1968; Act No. 6180, Jan. 21, 2000>

      (2) No person other than a trust company shall use in its corporate name any letters indicating that the person is engaged in the trust business:
      Provided, that this shall not apply to persons engaged in the trust business concerning secured debentures. <Amended by Act No. 2064, Dec. 31, 1968>

ARTICLE 8 (MATTERS FOR AUTHORIZATION)

      (1) Where a trust company intends to merge or dissolve, or suspend its trust business, it shall obtain authorization from the Financial Supervisory Commission under the conditions as prescribed by the Presidential Decree. <Amended by Act No. 5700, Jan. 29, 1999; Act No. 5982, May 24, 1999; Act No. 6180, Jan. 21, 2000>

      (2) Where a trust company has modified the articles of incorporation or the type or method of business, it shall file a report thereof with the Financial Supervisory Commission. In this case, the Financial Supervisory Commission may, in case where it deems that the reported contents are in contravention of the Acts and subordinate statutes on trust business and the sound order of transactions in the trust business, demand the relevant trust company to change the contents. <Amended by Act No. 5700, Jan. 29, 1999; Act No. 6180, Jan. 21, 2000>

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      (3) The Financial Supervisory Commission may determine the standards and procedures for the establishment or closure of branch offices, agencies and other business places or offices of a trust company, and the relocation of the head office, branch offices, agencies and other business places or offices, under the conditions as prescribed by the Presidential Decree.

      [This Article Wholly Amended by Act No. 5502. Jan. 13, 1998]

ARTICLE 8-2 (QUALIFICATIONS FOR OFFICERS)

      Any person falling under any of the following subparagraphs shall not become an officer of the trust company, and when he becomes to fall thereunder after he has become one, he shall lose the relevant office:

      1. A minor, a person of incompetency or of quasi-incompetency;

      2. A person who has yet to be reinstated after having been declared bankrupt;

      3. A person who has been sentenced to imprisonment without prison labor or heavier one, and for whom 5 years have yet elapsed from the date when the execution of such sentence was terminated (including the case where the said execution is deemed to be terminated) or the said execution is exempted;

      4. A person who has been sentenced to a fine or heavier one for committing a violation of this Act or any trust-related laws or regulations of a foreign state or finance-related Acts and subordinate statutes as prescribed by the Presidential Decree, and for whom 5 years have yet elapsed from the date on which the execution of such sentence is terminated (including the case where the said execution is deemed to be terminated) or the said execution is exempted; <Amended by Act No. 7337, Jan. 17, 2005>

      5. A person who is in the period of stay of execution after having been sentenced to a stay of imprisonment without labor or heavier one;

      6. A person who has been dismissed or removed by a disciplinary action under this Act or any trust-related laws or regulations of a foreign state finance-related Acts and subordinate statutes as prescribed by the Presidential Decree, and for whom 5 years have yet elapsed after he was dismissed or removed by a disciplinary action; and <Amended by Act No. 7337, Jan. 17, 2005>

      7. A person who was an officer or employee of a corporation or a company whose license and authorization of business have been cancelled under this Act or the finance-related Acts and subordinate statutes as prescribed by the Presidential Decree (limited to any person prescribed by the Presidential Decree, who has been directly and correspondingly responsible for the occurrence of the relevant causes for such cancellation), and for whom five years have yet elapsed from the date on which the revocation for the relevant corporation or company was made.

      [This Article Newly Inserted by Act No. 6180, Jan. 21, 2000]

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CHAPTER II BUSINESS

ARTICLE 9 (SCOPE OF BUSINESS)

      (1) A trust company may conduct, within the scope of this Act and other related Acts, the business concerning the acceptance of trust and the management, operation and disposition of trusted properties. <Amended by Act No. 2064, Dec. 31, 1968; Act No. 5502, Jan. 13, 1998>

      (2) Deleted. <by Act No. 5502, Jan. 13, 1998>

ARTICLE 10 (LIMITATION ON TRUSTED PROPERTIES)

      (1) A trust company may accept intrust any of the properties listed below:
      <Amended by Act No. 7337, Jan. 17, 2005>

      1. Money;

      2. Securities;

      3. Monetary claims;

      4. Movables;

      5. Land, and fixtures thereto;

      6. Surface rights, chonsegwon (registered lease on a deposit basis), and lease of land;

      7. Intellectual property rights; and

      8. Any other properties which by their characteristics are appropriate to accept in trust by a trust company as determined under the Presidential Decree.

      (2) A trust company may comprehensively accept in trust from the truster, two or more of the trust properties falling under each subparagraph of paragraph (1), under one trust contract. <Newly Inserted by Act No. 7337, Jan. 17, 2005>

      (3) The Financial Supervisory Commission may set forth the standards necessary for the types of trust, the replenishment of principal or interests, and other conditions for trust transactions, with respect to accepting the trust and comprehensive property trust of properties falling under each subparagraph of paragraph (1), under the conditions as prescribed by the Presidential Decree. <Newly Inserted by Act No. 5502, Jan. 13, 1998> <Amended by Act No. 7337, Jan. 17, 2005>

      (4) If a trust company was entrusted with land by the truster under an executed trust contract for the purposes of engaging in the development of residential sites, factory sites, etc., or to

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      engage in the business of newly constructing or remodeling buildings or other structures on the land (hereinafter referred to as the "land development businesses"), the property under subparagraph 1 of paragraph
      (1) can also be entrusted within the limitations prescribed under the Presidential Decree for each type of land development business specified in the trust contract. <Newly Inserted by Act No. 7337, Jan. 17, 2005>

ARTICLE 11

      Deleted. <by Act No. 5502, Jan. 13, 1998>

ARTICLE 12 (DISTINCTION BETWEEN TRUST PROPERTY AND TRUSTEE'S OWN PROPERTY)

      (1) The provisions of the proviso to Article 31 (1) of the Trust Act shall not apply to trust companies.

      (2) A trust company may treat as its own property the properties that are acquired through operating the money trust pursuant to the terms of the trust contract if it falls under any of the subparagraphs listed below:<Amended by Act No. 6180, Jan. 21, 2000> <Amended by Act No. 7337, Jan. 17, 2005>

      1. Where it is necessary to perform its obligations owed to the beneficiary arising from its act of trust; or

      2. Where it is deemed that the reorganizing, etc. of trust property is unavoidable.

      (3) The Financial Supervisory Commission may pursuant to the Presidential Decree establish the necessary standards for a trust company to treat the trust property as trustee's own property in accordance with paragraph (2).
      <Newly Inserted by Act No. 7337, Jan. 17, 2005>

ARTICLE 12-2 (ACCOUNTING AUDIT OF TRUST PROPERTIES)

      (1) Any trust company shall undergo an accounting audit of each trust property by an auditor under Article 3 (1) of the Act on External Audit of Stock Companies (hereinafter referred to as the "auditor"): Provided, that the same shall not apply to the case prescribed by the Presidential Decree.

      (2) The Financial Supervisory Commission may, in case where deemed necessary for the protection of public interests or the investors, order the auditor to furnish the data or file a report related to an accounting audit of trust property, and take other necessary dispositions.

      (3) The provisions of Article 9 of the Act on External Audit of Stock Companies shall apply mutatis mutandis to an accounting audit of the trust property under paragraph (1).

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      (4) Matters necessary for an appointment of auditor, the standards for audit, the power of auditor, the criteria for accounting settlements, the submission of audit report and the public announcements, etc. shall be prescribed by the Presidential Decree.

      [This Article Newly Inserted by Act No. 6180, Jan. 21, 2000]

ARTICLE 12-3 (AUDITOR'S LIABILITY FOR COMPENSATION FOR DAMAGES)

      (1) Any auditor shall, where he fails to enter important matters as a result of the accounting audit under Article 12-2 (1) on his audit report or makes false entries, whereby causing damages to any beneficiary who has made use of such report, be held liable to compensate for such damages to the relevant beneficiary. In this case, where an audit team is the auditor, any person participating in the audit of relevant trust property shall be held jointly liable to compensate for such damages.

      (2) Where an auditor is liable to compensate for damages to a beneficiary of trust property, if any director or auditor of the relevant trust company (referring to any member of the Audit Committee, if such Committee is set up; hereafter the same shall apply in this paragraph) is also responsible, such auditor and director or auditor shall be held jointly liable to compensate for such damages.

      (3) The provisions of Article 17 (5) through (7) of the Act on External Audit of Stock Companies shall apply mutatis mutandis to the case of paragraphs (1) and (2).

      [This Article Newly Inserted by Act No. 6180, Jan. 21, 2000]

ARTICLE 12-4 (ESTABLISHING PREVENTIVE MEASURES AGAINST CONFLICT OF INTEREST)

      (1) A trust company shall establish preventive measures against any conflict of interest that may arise between the trust division and its inherent division, and among trust commodities.

      (2) Pursuant to the Presidential Decree, the Financial Supervisory Commission may establish standards related to the prevention of conflict of interest as specified under paragraph (1), and may request that the trust company take remedial measures in case its system to prevent conflict of interest is deemed inappropriate.

      [This Article Newly Inserted by Act No. 7337, Jan. 17, 2005]

ARTICLE 13 (INCIDENTAL BUSINESS)

      (1) A trust company may operate the business falling under any of the following subparagraphs which are incidental to the trust business:
      <Amended by Act No. 2064, Dec. 31, 1968> <Amended by Act No. 7337, Jan.
      17, 2005>

      1. Receiving deposits for safe custody;

      2. Providing guarantees for debts;

      3. Acting as intermediary in the transactions of real estates;

      4. Acting as intermediary in the loan of money or the lease of real estates;

      5. Flotation of public bonds, corporate debentures or stocks, receiving subscription money thereof, or handling of the payment of principal and dividends thereof;

      6. Executing a will with respect to properties;

      7. Inspecting the accounts;

      8. Acting as an agent for the following matters; and

      9. Any other businesses prescribed by Presidential Decree which are related to the trust business and which will not hinder the performance of the inherent business of a trust company.

      (a) Acquisition, management, disposition or lease of properties;

      (b) Adjustment or liquidation of assets;

      (c) Collection of claims;

      (d) Performance of obligations; and

      (e) Insurance.

      (2) The Financial Supervisory Commission may prescribe necessary restrictions on the guarantee of debts. <Amended by Act No. 5502, Jan. 13, 1998>

ARTICLE 14

      Deleted. <by Act No. 2064, Dec. 31, 1968>

ARTICLE 15 (RESTRICTION ON OPERATION OF TRUSTEE'S OWN FUND)

      (1) A trust company may operate its own fund pursuant to the methods falling under each of the following subparagraph: <Amended by Act No. 2064, Dec. 31, 1968; Act No. 5502, Jan. 13, 1998; Act No. 6180, Jan. 21,
      2000> <Amended by Act No. 7337, Jan. 17, 2005>

      1. Subscription, underwriting or purchase of public bonds, corporate debentures and stocks;

      2. Loans secured by the securities listed in subparagraph 1;

      3. Loans secured by the movables;

      4. Purchases of real estates;

      5. Loans secured by real estates or by a foundation established by the Acts and subordinate statutes;

      6. Loans to public organizations;

      7. Loans to project developer pursuant to the Act on Private Investment in Social Infrastructure;

      8. Deposits in financial institutions prescribed by the Presidential Decree or postal savings;

      9. Purchase of bills accepted by banks or trust companies; and

      10. Any other methods prescribed by Presidential Decree which does not harm the stable operation of the trustee's own fund.

      (2) The Financial Supervisory Commission may, in case where deemed necessary, prescribe the type of corporate debentures, stocks, and movables under paragraph (1). <Amended by Act No. 5700, Jan. 29, 1999>

      (3) The aggregate of a purchase price of real estates under paragraph (1) 4 shall not exceed the total sum of paid-in capital and reserves. <Amended by Act No. 2064, Dec. 31, 1968>

ARTICLE 15-2 (RESTRICTION ON OPERATION OF TRUST FUND)

      (1) A trust company may operate the money belonging to the trust property only by the methods falling under any of the following subparagraphs:
      <Amended by Act No. 7337, Jan. 17, 2005>

      1. Subscribing for, accepting or purchasing government bonds, public bonds, corporate debentures or stocks, etc., securities pursuant to the standards under the paragraphs (1) and (2), Article 2 of the Securities and Exchange Act;

      2. Loans; and

      3. Other methods as prescribed by the Presidential Decree.

      (2) The specific scope for operating methods under paragraph (1) 1 and 2 shall be prescribed by the Presidential Decree.

      (3) The Financial Supervisory Commission may, in case where deemed necessary for the protection of truster and the maintenance of order for sound trust transactions, set forth the standards for the objects, conditions and scopes, etc. of operating the trust fund under paragraph

      (1), under the conditions as prescribed by the Presidential Decree.

      [This Article Wholly Amended by Act No. 5502, Jan. 13, 1998]

ARTICLE 15-3 (OPERATION OF SURPLUS FUND)

      Any trust company shall operate any surplus fund arising from the business of real estate trust in a manner falling under any of the following subparagraphs:

      1. Deposits in financial institutions prescribed by the Presidential
      Decree;

      2. Acceptance or purchase of the government or public bonds;

      3. Acceptance or purchase of the securities for which the Government or financial institutions have given a payment guarantee; and

      4. Other manners prescribed by the Presidential Decree.

      [This Article Newly Inserted by Act No. 6180, Jan. 21, 2000]

ARTICLE 16 (DUTY TO DEPOSIT)

      (1) Trust companies shall, as determined by the Financial Supervisory Commission, deposit cash or government bonds equivalent to the amount of not less than 1/10 of the paid-in capital in order to secure against damages to be incurred upon the beneficiaries due to a breach of trust duties. Provided, that, if a financial institution is operating nationwide under the Banking Act and is concurrently engaging in the trust business, it shall deposit cash or government bonds equivalent to the amount of not less than 25/1000 of the paid-in capital. <Amended by Act No. 5502, Jan. 13, 1998> <Amended by Act No. 7337, Jan. 17, 2005>

      (2) The amount in excess of 3/5 of the deposit funds under paragraph (1) may be substituted by the securities under Article 15 (1) 1 in lieu of the government bonds. <Amended by Act No. 5502, Jan. 13, 1998>

ARTICLE 17 (PREFERENCE OF BENEFICIARIES)

      The beneficiaries shall have the rights to receive the repayment in preference to other creditors with respect to the cash, government bonds, and securities which are deposited by the trust company under Article 16.
      <Amended by Act No. 5502, Jan. 13, 1998>

ARTICLE 17-2 (ISSUANCE OF BENEFICIARY CERTIFICATE)

      (1) A trust company may issue the beneficiary certificates indicating the right to benefit by the money trust contract.

      (2) A trust company intending to issue beneficiary certificates in accordance with paragraph (1) shall submit a report in advance to the Financial Supervisory Commission. <Amended by Act No. 5502, Jan. 13, 1998>
      <Amended by Act No. 7337, Jan. 17, 2005>

      (3) Beneficiary certificates shall be bearer certificates: Provided, that this shall not apply if a beneficiary demands otherwise.

      (4) Beneficiary certificates in the non-bearer certificates shall be converted into bearer certificates by the request of beneficiaries.

      [This Article Newly Inserted by Act No. 2064, Dec. 31, 1968]

ARTICLE 17-3 (PARTICULARS TO BE ENTERED ON BENEFICIARY CERTIFICATE)

      Each beneficiary certificate shall contain a mark, a serial number and a provision for trust, and the particulars falling under the followings, and shall be signed and sealed by the representative director of the trust company: <Amended by Act No. 5502, Jan. 13, 1998> <Amended by Act No. 7337, Jan. 17, 2005>

      1. Corporate name of the trustee;

      2. Name or title of the beneficiary in a case of non-bearer certificate;

      3. Face value;

      4. Contents of operational manners, if they are set forth;

      5. Contents of a contract for replenishment of principal or interests under Article 10 (3), if it is concluded;

      6. Period of a trust contract;

      7. Period and place of repayment of the principal of trust and of allocation of incomes;

      8. Calculating method of the remuneration for trust; and

      9. Other matters as prescribed by the Presidential Decree. [This Article Newly Inserted by Act No. 2064, Dec. 31, 1968]

ARTICLE 17-4 (TRANSFER AND EXERCISE OF RIGHT TO BENEFIT)

      In case where the beneficiary certificates have been issued, the transfer and exercise of the right to benefit under the relevant trust contract shall be performed only by such certificates: Provided, that this shall not apply to a case where the certificates are of a non-bearer form.

      [This Article Newly Inserted by Act No. 2064, Dec. 31, 1968]

ARTICLE 17-5 (SUCCESSION TO RIGHTS AND OBLIGATIONS OF TRUSTER)

      A person acquiring the beneficiary certificates shall succeed to the rights and obligations with respect to the relevant beneficiary certificates.

      [This Article Newly Inserted by Act No. 2064, Dec. 31, 1968]

ARTICLE 17-6 (PURCHASE OF BENEFIT CERTIFICATES)

      A trust company may purchase the beneficiary certificates as the trustee's own property under the conditions as determined by the Financial Supervisory Commission. In this case, the provisions of Article 29 of the Trust Act shall not be applied thereto. <Amended by Act No. 5502, Jan. 13, 1998>

      [This Article Newly Inserted by Act No. 2064, Dec. 31, 1968]

ARTICLE 17-7 (EXERCISE OF RIGHTS OVER STOCKS ACQUIRED FROM TRUST PROPERTY)

      (1) Any rights over the stocks acquired from trust property shall be exercised by the trust company concerned.

      (2) Any trust company shall, where it exercises the rights over the stocks under paragraph (1), exercise them in good faith for the interest of beneficiaries.

      [This Article Newly Inserted by Act No. 6180, Jan. 21, 2000]

ARTICLE 17-8 (RESTRICTIONS ON EXERCISE OF VOTING RIGHTS ON TRUST PROPERTY)

      (1) Any trust company shall, where it falls under any of the following subparagraphs, exercise its voting rights, notwithstanding the provisions of Article 17-7 (1), in a manner not affecting the content of a resolution made by the number of stocks arrived at by a deduction of the number of stocks forming a trust property from the number of stocks participating in a general meeting of shareholders of a corporation that has issued the stocks forming a trust property: Provided, that the same shall not apply to the case where a corporation that has issued the stocks forming a trust property is obviously expected to incur a loss to such trust property due to a merger, a transfer or takeover of business, the appointment of officers and other matters corresponding thereto:

      1. Where a person falling under any of the following items aims at incorporating a corporation which has issued the stocks forming the relevant trust property into an affiliated company under subparagraph 3 of
      Article 2 of the Monopoly Regulation and Fair Trade Act (hereinafter referred to "affiliated company"):

      (a) A trust company, or a person in a special relation as prescribed by the Presidential Decree with it; and

      (b) A person prescribed by the Presidential Decree who exercises the de facto power of controlling a trust company;

      2. Where a corporation that has issued the stocks forming a trust property is in a relation falling under each of the following items with the relevant trust company: and

      (a) Where it is in a relation of an affiliate; and

      (b) Where it is in a relation as prescribed by the Presidential Decree, which exercises the de facto power of controlling the trust company;

      3. Where there exist some concerns about inflicting harms to the protection of beneficiaries or the proper operation of trust properties, and which is prescribed by the Presidential Decree.

      (2) Any trust company shall, where the stocks forming a trust property come to fall under any of the following subparagraphs, not be allowed to exercise the voting rights with respect to the relevant stocks:

      1. Where it has acquired the stocks in excess of 15/100 of the total sum of stocks issued by the same stock company, the relevant stocks in excess; and

      2. Where a corporation which has issued the stocks forming a trust property has a trust company acquire under a trust contract in order to secure its own stocks, the stocks of a relevant corporation.

      (3) A trust company shall not commit an act for the purpose of being acquitted of the application of the provisions of paragraph (1) and (2), such as a cross-exercise of voting rights under a contract, etc. with a third party.

      (4) The Financial Supervisory Commission may, where a trust company exercises the voting rights with respect to the stocks forming a trust property in contravention of paragraphs (1) through (3), order a disposition of the relevant stocks.

      (5) The provision of the proviso of paragraph (1) shall not apply to any trust company belonging to an enterprise group subject to the limitation on mutual investment under Article 9 (1) of the Monopoly Regulation and Fair Trade Act.

      [This Article Newly Inserted by Act No. 6180, Jan. 21, 2000] <Amended by Act No. 7337, Jan. 17, 2005>

ARTICLE 17-9 (PUBLIC ANNOUNCEMENT CONCERNING EXERCISE OF VOTING RIGHTS)

      Any trust company shall, where it exercises the voting rights under
      Article 17-7 (1) on the matters related to a change of the management right such as a merger, a transfer or takeover of business and the appointment of officers, etc., make a public announcement thereof under the conditions as determined by the Financial Supervisory Commission.

      [This Article Newly Inserted by Act No. 6180, Jan. 21, 2000]

ARTICLE 17-10 (BOOKS AND DOCUMENTS CONCERNING TRUST PROPERTY, ETC.)

      (1) A beneficiary may request a trust company for a perusal of books and documents pertaining to a trust property related with him, or for a delivery of their certified copies or abridged copies during business hours, and a trust company shall not refuse such a request without justifiable reasons.

      (2) Matters necessary for the scope of books and documents subject to a perusal or a delivery of the certified copies or abridged copies under paragraph (1) shall be determined by the Financial Supervisory Commission.

      [This Article Newly Inserted by Act No. 6180, Jan. 21, 2000]

ARTICLE 17-11 (RELATION TO OTHER ACTS)

      Notwithstanding the provisions under this Act, copyright trust management business under Article 2 (18) of the Copyright Act and trust management business for the program copyright under Article 20 (1) of the Computer Program Protection Act shall each be governed under the Copyright Act and the Computer Program Protection Act, respectively. <Amended by Act No. 7337, Jan. 17, 2005>

      [This Article Newly Inserted by Act No. 7337, Jan. 17, 2005]

CHAPTER III ACCOUNTING

ARTICLE 18 (BUSINESS YEAR)

      The business year of trust companies shall be as determined by the articles of incorporation.

ARTICLE 19 (OBLIGATION TO SUBMIT REPORTS)

      Trust companies shall submit monthly and annual business reports to the Financial Supervisory Commission: Provided, that in case where the Financial Supervisory Commission sets forth it otherwise under the conditions as prescribed by the Presidential Decree, this shall not apply.
      <Amended by Act No. 5502, Jan. 13, 1998>

ARTICLE 20 (PUBLIC NOTICE OF BALANCE SHEET AND ACCOUNTING SETTLEMENT)

      (1) Deleted. <by Act No. 6180, Jan. 21, 2000>

      (2) The Financial Supervisory Commission may set forth the standards for accounting settlements concerning the trust business of trust companies under the conditions as prescribed by the Presidential Decree. <Newly Inserted by Act No. 5502, Jan. 13, 1998>

ARTICLE 21 (AGGRAVATION OF DEPOSIT RESPONSIBILITY TO RESERVE FUNDS)

      A trust company shall deposit not less than 1/10 of its profits as a reserve fund whenever the profits are allotted, until the said funds reach to the total sum of its paid-in capital. <Amended by Act No. 5502, Jan. 13, 1998; Act No. 6180, Jan. 21, 2000>

CHAPTER IV MATTERS PROHIBITED

ARTICLE 22 (RESTRICTIONS ON HOLDING OF CONCURRENT OFFICE BY OFFICERS, ETC.)

      Any standing officer of a trust company shall, where he falls under the requirements as prescribed by the Presidential Decree, not be concurrently engaged in another company or other profit-making corporations as an executive director.

      [This Article Wholly Amended by Act No. 6180, Jan. 21, 2000]

ARTICLE 23

      Deleted. <by Act No. 5700, Jan. 29, 1999>

ARTICLE 24

      Deleted. <by Act No. 2064, Dec. 31, 1968>

CHAPTER V SUPERVISION

ARTICLE 24-2 (SUPERVISION OF TRUST COMPANY)

      The Financial Supervisory Commission may supervise the business of trust companies, and issue an order required therefor, in order to protect the beneficiaries and maintain a sound order in trust transactions.

      [This Article Newly Inserted by Act No. 6180, Jan. 21, 2000]

ARTICLE 24-3 (GUIDANCE FOR SOUND MANAGEMENT)

      (1) A trust company shall observe the management guidance standards set forth by the Financial Supervisory Commission with respect to matters falling under each of the following subparagraphs in order to maintain the soundness of management, under the conditions as prescribed by the Presidential Decree:

      1. Matters relating to the appropriateness of capital;

      2. Matters relating to the soundness of assets;

      3. Matters relating to the liquidity; and

      4. Other mattes necessary to secure the soundness of management.

      (2) The Financial Supervisory Commission may, where it deems that a trust company fails to observe the management guidance standards under paragraph
      (1) and is feared to greatly undermine the soundness of management, request such trust company to take measures necessary for the improvement of its management such as increasing its paid-in capital and restricting the allotment of profits, etc.

      [This Article Newly Inserted by Act No. 6180, Jan. 21, 2000]

ARTICLE 24-4 (INTERNAL REGULATORY STANDARD)

      A trust company shall establish basic procedures and standards on performance of duties of its officers and employees pursuant to the Presidential Decree, in order to comply with the Act, to soundly manage properties, and to protect the beneficiaries.

      [This Article Newly Inserted by Act No. 7337, Jan. 17, 2005]

ARTICLE 25 (REPORT AND SUBMISSION OF DOCUMENT, ETC.)

      The Financial Supervisory Commission may, where it deems necessary, have a trust company report on the status of business and assets or submit documents or accounting books. <Amended by Act No. 5502, Jan. 13, 1998; Act No. 6180, Jan. 21, 2000>

ARTICLE 25-2 (MODIFICATION, ETC. OF STANDARD CONTRACTUAL TERMS AND CONDITIONS, ETC.)

      (1) A trust company shall, where it intends to set forth or modify the standard contractual terms and conditions or the standard contract (hereinafter referred to as "standard contract, etc.") related to the trust transactions, report in advance to the Financial Supervisory Commission, Provided, that, a trust company shall report to the Financial Supervisory Commission within 10 days from establishing or modifying the standard contract, etc., if it is determined by the Financial Supervisory Commission that the beneficiary's rights and duties will not be adversely affected. <Amended by Act No. 7337, Jan. 17, 2005>

      (2) The Financial Supervisory Commission may, where it deems necessary for the maintenance of a sound order in trust transactions, order the trust company to modify the standard contract, etc.

      (3) The Financial Supervisory Commission may set forth the time, procedures and other necessary matters for reporting on an institution or modification of the standard contract, etc. under the conditions as prescribed by the Presidential Decree.

      (4) A trust company shall make a public announcement of the contract conditions, etc. for the trust transactions, under the conditions as determined by the Financial Supervisory Commission.

      [This Article Newly Inserted by Act No. 5502, Jan. 13, 1998]

ARTICLE 25-3 (PUBLIC ANNOUNCEMENT OF MANAGEMENT STATUS)

      A trust company shall make a public announcement of matters necessary for the protection of beneficiaries and which are prescribed by the Presidential Decree, under the conditions as determined by the Financial Supervisory Commission.

      [This Article Newly Inserted by Act No. 6180, Jan. 21, 2000]

ARTICLE 26 (INSPECTION, ETC.)

      (1) The Governor of the Financial Supervisory Service established pursuant to the Act on the Establishment, etc. of Financial Supervisory Organizations (hereinafter referred to as the "Governor of Financial Supervisory Service") shall have the officials under his control inspect the business and assets of trust companies.

      (2) The Governor of the Financial Supervisory Service may, where he deems it necessary to conduct the inspection under paragraph (1), request a trust company to file a report on its business and assets, furnish the data and have an interested party attend and state his opinions.

      (3) A person in charge of making the inspection under paragraph (1) shall carry a certificate showing his authority and produce it to persons concerned.

      [This Article Wholly Amended by Act No. 6180, Jan. 21, 2000]

ARTICLE 26-2 (SANCTION, ETC. AGAINST OFFICERS AND EMPLOYEES)

      (1) The Financial Supervisory Commission may, where an officer of a trust company violates this Act or the regulations, orders and instructions under this Act or commits an act of greatly undermining the sound management of a trust company, order the suspension of performance of duties of the relevant officer according to a recommendation from the Governor of the Financial Supervisory Service, or advise the person entitled to appoint to dismiss him, and have the Governor of the Financial Supervisory Service take proper measures, such as a warning, etc. <Amended by Act No. 6180, Jan. 21, 2000>

      (2) The Governor of the Financial Supervisory Service may, where an employee of a trust company violates this Act or the regulations, orders and instructions under this Act or commits an act of greatly undermining the sound management of a trust company, request the president of such trust company to take proper censure measures, such as a dismissal, a suspension of work, a cut in salary and a reprimand, etc. <Amended by Act No. 6180, Jan. 21, 2000>

      (3) The Governor of the Financial Supervisory Service may, where a trust company operates its business in the unsound manner while continually violating this Act, etc., recommend to the Financial Supervisory Commission to order a change in types or methods of business, or a business suspension, of the relevant trust company.

      [This Article Newly Inserted by Act No. 5502, Jan. 13, 1998]

ARTICLE 27

      Deleted. <by Act No. 6180, Jan. 21, 2000>

ARTICLE 28 (SUSPENSION OF BUSINESS)

      The Financial Supervisory Commission may order the suspension of a trust business within the limit of not exceeding six months, in case where a trust company violates the Acts and subordinate statutes, the articles of incorporation, or the orders or instructions of the Financial Supervisory Commission or the Governor of the Financial Supervisory Service, or commits an act harming the public interests.

      [This Article Wholly Amended by Act No. 5982, May 24, 1999]

ARTICLE 29

      Deleted. <by Act No. 5982, May 24, 1999>

ARTICLE 29-2 (REVOCATION OF AUTHORIZATION)

      The Financial Supervisory Commission may revoke the authorization of a trust business, in case where a trust company comes to fall under any of the following subparagraphs: <Amended by Act No. 6180, Jan. 21, 2000>
      <Amended by Act No. 7337, Jan. 17, 2005>

      1. Where the company has deranged an order in trust transactions by significant illegal acts or unsound business operations;

      1-2. Where it has obtained an authorization of trust business by falsity and other illegal means;

      1-3. Where it has violated the authorized contents or authorized terms;

      2. Where it has come to fall under the causes listed in Article 28;

      2-2. Where it has operated the business during a period of business suspension; and

      3. Where such revocation is deemed necessary in accordance with the status of readjustments with respect to the trust company which has received an order of business suspension under Article 28.

      [This Article Wholly Amended by Act No. 5982, May 24, 1999]

ARTICLE 29-3 (EXCLUSION OF APPLICATIONS)

      The provisions of Articles 7 (1), 8-2, 15,21, and 24-4 shall not apply to a financial institution under the Banking Act which concurrently operates the trust business.

      [This Article Newly Inserted by Act No. 6180, Jan. 21, 2000] <Amended by Act No. 7337, Jan. 17, 2005>

CHAPTER VI DOMESTIC BRANCHES OF FOREIGN FINANCIAL INSTITUTIONS

ARTICLE 29-4 (AUTHORIZATION FOR FOREIGN FINANCIAL INSTITUTIONS)

      (1) Any foreign financial institution (referring to an institution established under the foreign Acts and subordinate statutes and which runs a trust business in a foreign state; hereinafter the same shall apply) shall, when it sets up a branch office or a business place (hereinafter referred to as the "branch, etc.") or closes a branch, etc. in order to operate a trust business in the Republic of Korea, obtain an authorization of the Financial Supervisory Commission, under the conditions as prescribed by the Presidential Decree. <Amended by Act No. 7337, Jan. 17, 2005>

      (2) The Financial Supervisory Commission may attach conditions to the authorization under paragraph (1).

      [This Article Newly Inserted by Act No. 6180, Jan. 21, 2000]

ARTICLE 29-5 (APPLICATION OF ACTS TO FOREIGN FINANCIAL INSTITUTIONS)

      (1) Any branch, etc. of a foreign financial institution, which has been granted an authorization under Article 29-4 (1) shall be considered a trust company under this Act, and the foreign financial institution's representative in Korean shall be deemed to be an officer of a trust company under this Act: Provided, that the provisions of Article 3 (2) shall not apply thereto. <Amended by Act No. 7337, Jan. 17, 2005>

      (2) The business fund, etc. of the branch, etc. of a foreign financial institution and other necessary matters shall be prescribed by the Presidential Decree.

      [This Article Newly Inserted by Act No. 6180, Jan. 21, 2000]

ARTICLE 29-6 (REVOCATION OF AUTHORIZATION, ETC.)

      (1) The Financial Supervisory Commission may, where the head office of a foreign financial institution comes to fall under each of the following subparagraphs, revoke an authorization granted to its branch, etc. of the relevant foreign financial institution:

      1. Where it ceases to exist due to a merger or a transfer of business;

      2. Where it is subjected to a disciplinary punishment corresponding to an administrative disposition taken by a supervisory agency under Article 29-2, for the reasons of illegal act and unsound business operations, etc.; and

      3. Where it suspends or interrupts its business.

      (2) The branch, etc. of a foreign financial institution shall, where the head office of relevant financial institution comes to fall under any subparagraph of paragraph (1), file a report thereof with the Financial Supervisory Commission within 7 days from the date on which the relevant cause occurred.

      (3) Where the head office of a foreign financial institution is dissolved, goes bankrupt, ceases to run the trust business or faces revocation of the authorization of trust business, the authorization granted to the branch, etc. of such foreign financial institution under Article 29-4 (1) shall be considered to have been revoked on the date on which the relevant cause occurs.

      [This Article Newly Inserted by Act No. 6180, Jan. 21, 2000]

CHAPTER VII SUPPLEMENTARY PROVISIONS

ARTICLE 30 (EFFECT OF MERGER)

      (1) When a trust company merges with another one, the surviving trust company or the established trust company after the merger shall succeed to the rights and obligations related to the trust contracts of the disappearing trust company due to the merger.

      (2) In case where there exists any beneficiary raising objections to the merger of trust companies, the provisions of Articles 11 and 17 (1) and
      (3) of the Trust Act shall apply mutatis mutandis to the trust concerned.

ARTICLE 31 (CHANGE OF PURPOSES)

      (1) In case where a trust company changes its purposes and continues to exist as a company to engage in another business, the Financial Supervisory Commission may order the relevant company to deposit its assets or issue other necessary orders until it completely pays off its obligations related to its trust business. <Amended by Act No. 5502, Jan. 13, 1998>

      (2) The provisions of Articles 25 and 26 shall apply mutatis mutandis to the case as provided in the paragraph (1). <Amended by Act No. 5502, Jan. 13, 1998>

ARTICLE 32 (EFFECT OF CANCELING BUSINESS LICENSE)

      A trust company shall be dissolved when its business license is cancelled.

ARTICLE 33 (SUPERVISION OF LIQUIDATION)

      (1) The liquidation of a trust company shall be supervised by the Financial Supervisory Commission. <Amended by Act No. 5502, Jan. 13, 1998>

      (2) The Financial Supervisory Commission may inspect the status of the liquidating business and assets, order the deposit of assets, or issue other orders necessary for the supervision of liquidation. <Amended by Act No. 5502, Jan. 13, 1998>

ARTICLE 34 (APPOINTMENT OF LIQUIDATOR)

      In case where a trust company is dissolved due to the cancellation of its business license, the Financial Supervisory Commission shall appoint a liquidator thereof. <Amended by Act No. 5502, Jan. 13, 1998>

ARTICLE 35 (SPECIAL CASE OF APPOINTMENT OF LIQUIDATOR)

      In case where the Court appoints, pursuant to the Commercial Act, a liquidator upon request by the public prosecutor or interested parties, and where there exists no liquidator, the Financial Supervisory Commission shall appoint the liquidator upon request by interested parties or ex officio. <Amended by Act No. 5502, Jan. 13, 1998>

ARTICLE 36 (REMUNERATION FOR LIQUIDATOR)

      In case where the Financial Supervisory Commission has appointed a liquidator, it shall have the trust company pay remunerations to him. Its amount shall be determined by the Financial Supervisory Commission.
      <Amended by Act No. 5502, Jan. 13, 1998>

ARTICLE 37 (DISMISSAL OF LIQUIDATOR)

      The Financial Supervisory Commission may, when there exist any important reasons, dismiss the liquidator upon request by interested parties or ex officio. <Amended by Act No. 5502, Jan. 13, 1998>

ARTICLE 37-2 (ENTRUSTMENT OF AUTHORITY)

      The Financial Supervisory Commission may entrust in part its authority under this Act to the Governor of the Financial Supervisory Service, under the conditions as prescribed by the Presidential Decree.

      [This Article Newly Inserted by Act No. 5502, Jan. 13, 1998]

ARTICLE 37-3 (HEARINGS)

      The Financial Supervisory Commission shall, in case where it intends to revoke the authorization of business of the trust company under Article 29-2, hold hearings. <Amended by Act No. 5700, Jan. 29, 1999; Act No. 5982, May 24, 1999>

      [This Article Newly Inserted by Act No. 5502, Jan. 13, 1998]

ARTICLE 37-4 (MATTERS TO BE INCLUDED IN TRUST CONTRACT)

      A trust contract to be executed between a trust company and a truster shall include such matters as prescribed under the Presidential Decree necessary to protect the beneficiaries and to maintain sound order in trust transactions.

      [This Article Newly Inserted by Act No. 7339, Jan. 17, 2005]

ARTICLE 37-5 (ORDER TO TRANSFER TRUST CONTRACT)

      (1) In revoking a trust company's license, in order to protect, etc. the public interest or beneficiaries, if the Financial Supervisory Commission recognizes the need to maintain the effectiveness of the trust contract, the Financial Supervisory Commission may, upon obtaining the prior consent of the truster, the beneficiaries, and the trust company to which the trust contract will be transferred (hereinafter referred to as the "transferee trust company"), order the trust company to transfer the business affairs related to that trust contract to the transferee trust company.

      (2) If the Financial Supervisory Commission cannot obtain the consent from the truster, the beneficiaries or the transferee trust company in accordance with paragraph (1), the Financial Supervisory Commission may allow the trust company which had its license revoked to continue its business affairs, after determining the terms of the trust contract, such as the existing period. In this case, the trust company's license shall be deemed not to have been revoked when operating within such established terms.

      [This Article Newly Inserted by Act No. 7339, Jan. 17, 2005]

ARTICLE 38 (CASES OF COMPOSITION, BANKRUPTCY AND COMPULSORY COMPOSITION)

      (1) In the case of composition, bankruptcy and compulsory composition of a trust company, the Court may request the persons engaged in the inspection or supervision of such a trust company to state their opinions, or commission them to perform the inspection or examination. <Amended by Act No. 5502, Jan. 13, 1998>

      (2) In the case of paragraph (1), the persons requested or commissioned by the Court may state their opinions to the Court. <Amended by Act No. 5502, Jan. 13, 1998>

ARTICLE 38-2 (SHARE OF EXPENSES)

      (1) A trust company undergoing an inspection by the Financial Supervisory Service shall pay to the Financial Supervisory Service the share of expenses to be appropriated for the inspection expenses.

      (2) The ratio of the share of expenses under paragraph (1) and its limit and other matters necessary for the payment of shares of expenses shall be prescribed by the Presidential Decree.

      [This Article Newly Inserted by Act No. 5502, Jan. 13, 1998]

CHAPTER VIII PENAL PROVISIONS

ARTICLE 39 (PENAL PROVISIONS)

      Any person falling under each of the following subparagraphs shall be punished by imprisonment with prison labor for not more than 5 years or by a fine not exceeding 30 million won:

      1. Person who has run the trust business without obtaining an authorization under Article 3 (1);

      2. Person who has obtained an authorization under Article 3 (1) by falsity and other illegal means; and

      3. Person who has exercised the voting rights in contravention of the provisions of Article 17-8 (1) through (3).

      [This Article Wholly Amended by Act No. 6180, Jan. 21, 2000]

ARTICLE 40 (PENAL PROVISIONS)

      Any person falling under each of the following subparagraphs shall be punished by imprisonment with prison labor for not more than 3 years or by a fine not exceeding 20 million won:

      1. Person who has violated the provisions of Article 12 (2);

      2. Person who has failed to undergo an accounting audit under Article 12-2
      (1) without any justifiable reasons;

      3. Person who has divulged secrets related to an accounting audit of trust property in contravention of Article 12-2 (3);

      4. Person who has failed to make depositions in contravention of Article 16 (1); and

      5. Person who has failed to accumulate the reserve fund in contravention of Article 21.

      [This Article Wholly Amended by Act No. 6180, Jan. 21, 2000]

ARTICLE 41 (PENAL PROVISIONS)

      Any person falling under each of the following subparagraphs shall be punished by imprisonment with prison labor for not more than 1 year or by a fine not exceeding 10 million won:

      1. Person who has violated the provisions of Article 7 (2);

      2. Person who has violated the provisions of Article 10;

      3. Person who has refused, obstructed or evaded the orders by the Financial Supervisory Commission under Article 12-2 (2), such as to furnish the data or file reports;

      4. Person who has violated the provisions of Article 13;

      5. Person who has violated the provisions of Article 15;

      6. Person who has violated the provisions of Article 15-2;

      7. Deleted. <by Act No. 7337, Jan. 17, 2005>

      8. Person who has failed to make a public announcement in contravention of the provisions of Article 17-9; and

      9. Person who has violated the orders under the provisions of Articles 24-2, 31 (1) and 33 (2).

      [This Article Wholly Amended by Act No. 6180, Jan. 21, 2000]

ARTICLE 42 (JOINT PENAL PROVISIONS)

      Where the representative of a corporation or the agent, servant and other employees of a corporation or an individual commits the act of violating Articles 39 through 41 in relation to the business of such corporation or individual, the corporation or the individual shall be each fined according to relevant Articles in addition to the punishment of the actor.

      [This Article Newly Inserted by Act No. 6180, Jan. 21, 2000]

ARTICLE 43 (FINE FOR NEGLIGENCE)

      (1) Any person falling under each of the following subparagraphs shall be punished by a fine for negligence not exceeding 10 million won: <Amended by Act No. 6180, Jan. 21, 2000>

      1. Person who has violated the provisions of Article 8 (1) or (2);

      2. Person who has violated the provisions of Article 17-10;

      3. Person who has failed to submit a report or the data under Article 19 or 25, or submitted by falsity;

      4. Person who has made an accounting settlement in contravention of
      Article 20 (2);

      5. Person who has failed to make a public announcement under Article 25-2
      (4) or 25-3, or made by falsity; and

      6. Person who has refused, obstructed or evaded the inspection under
      Article 26 (1) (including the case of application mutatis mutandis by Article 31 (2)) or 33 (2).

      (2) The fine for negligence under paragraph (1) shall be imposed and collected by the Financial Supervisory Commission under the conditions as prescribed by the Presidential Decree. <Newly Inserted by Act No. 5502, Jan. 13, 1998; Act No. 5700, Jan. 29, 1999; Act No. 5982, May 24, 1999>

      (3) Persons who have objections against the disposition of a fine for negligence under paragraph (2) may file an objection with the Financial Supervisory Commission within thirty days since accepting the notification of relevant disposition. <Newly Inserted by Act No. 5502, Jan. 13, 1998; Act No. 5982, May 24, 1999>

      (4) Where the person who has been subjected to the disposition of a fine for negligence under paragraph (2) has filed an objection under paragraph
      (3), the Financial Supervisory Commission shall notify without delay the competent court of the relevant fact, and the court so notified shall hold a trial on the fine for negligence as prescribed by the Non-Contentious Case Litigation Procedure Act. <Newly Inserted by Act No. 5502, Jan. 13, 1998; Act No. 5982, May 24, 1999>

      (5) Where an objection is not filed within the period under paragraph (3), nor the fine for negligence is paid, the fine for negligence shall be collected following the procedures for the recovery of national taxes in arrears. <Newly Inserted by Act No. 5502, Jan. 13, 1998>

ARTICLE 44

      Deleted. <by Act No. 5502, Jan. 13, 1998>

ADDENDA

      (1) (Enforcement Date) This Act shall enter into force on the date of its promulgation.

      (2) (Repealing Act) The Chosun Trust Business Decree, Decree No. 8, promulgated on June 9, 1931, shall be hereby repealed.

      (3) (Transitional Measures) Those persons who have obtained a business license of trust in accordance with the Chosun Trust Business Decree shall be deemed to have obtained such license in accordance with this Act.

      (4) (Idem) The measures taken by the Minister of Finance and Economy in accordance with the Chosun Trust Business Decree implemented prior to this Act shall be deemed to have been taken under this Act, if there are equivalent provisions in this Act thereof.

ADDENDUM <Act No. 2064, Dec. 31, 1968>

This Act shall enter into force on the date of its promulgation.

ADDENDA <Act No. 5502, Jan. 13, 1998>

ARTICLE 1 (ENFORCEMENT DATE)

      This Act shall enter into force on April 1, 1998: Provided, that the amended provision of Article 37-3 shall enter into force on January 1, 1998.

ARTICLE 2 (GENERAL TRANSITIONAL MEASURES)

      (1) Authorization, approval, decision, order, disposition, and other measures done by the Minister of Finance and Economy under the previous provisions before this Act enters into force shall be deemed to be measures done by the Minister of Finance and Economy, the Financial Supervisory Commission, or the Governor of the Financial Supervisory Service under this Act.

      (2) Application, reporting, and other conducts done to the Minister of Finance and Economy under the previous provisions before this Act enters into force shall be deemed to be conducted to Minister of Finance and Economy, the Financial Supervisory Commission, or the Governor of the Financial Supervisory Service under this Act.

ARTICLE 3 (EXAMPLE OF APPLICATION CONCERNING SANCTIONS AGAINST OFFICERS AND EMPLOYEES)

      The amended provisions of Article 26-2 shall apply to the conducts first done after the enforcement of this Act.

ARTICLE 4 (TRANSITIONAL MEASURE CONCERNING STANDARDS FOR PAID-IN CAPITAL)

      A person who has received an authorization for trust business at the time when this Act enters into force, shall meet the standards for paid-in capital prescribed in the amended provisions of Article 4 within three years after this Act enters into force.

ADDENDUM <Act No. 5700, Jan. 29, 1999>

This Act shall enter into force on the date of its promulgation.

ADDENDA <Act No. 5982, May 24, 1999>

ARTICLE 1 (ENFORCEMENT DATE)

      This Act shall enter into force on the date of its promulgation. (Proviso Omitted.)

ARTICLES 2 THROUGH 6

      Omitted.

ADDENDA <Act No. 6180, Jan. 21, 2000>

      (1) (Enforcement Date) This Act shall enter into force three months after the date of its promulgation.

      (2) (Transitional Measures concerning Qualification Requirements for Officers) In case where any officer of a trust company has, at the time when this Act is enforced, come to fall under the cause of disqualification under the amended provision of Article 8-2 due to causes that occurred prior to the enforcement of this Act, the previous provisions shall govern, notwithstanding such amended provisions.

      (3) (Application Example concerning Accounting Audit of Trust Property) The amended provisions of Articles 12-2 and 12-3 shall apply to any trust established under the standard contractual terms and conditions first set forth or modified after the enforcement date of this Act

      (including the trust established under the standard contractual terms and conditions set forth or modified prior to the enforcement date of this Act, which is additionally trusted after the enforcement date of this
      Act).

      (4) (Transitional Measures concerning Penal Provisions and Fine for Negligence) In the application of the penal provisions and the regulation of the fine for negligence to any acts committed prior to the enforcement of this Act, the previous provisions shall govern.

ADDENDA <Act No. 7337, Jan. 17, 2005>

      (1) (Enforcement Date) This Act shall enter into force three months after the date of its promulgation.

      (2) (Transitional Measures concerning Internal Compliance Standard) A trust company shall determine its internal compliance standards pursuant to Article 24-4 of the Act within six months after this Act enters into force.